Exhibit 10.3(6)

Execution Copy

AMENDMENT NUMBER SIX

TO THE

UPS SAVINGS PLAN

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, the Company has decided that quarterly bonuses, if any, paid to a Participant on or after January 1, 2006 will not be included in the definition of Eligible Compensation.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 14.1 of the Plan, the UPS Savings Plan is hereby amended, effective as of January 1, 2006, as follows:

1. By amending Section 1.19, Eligible Compensation, by deleting all of subsection (a) and replacing it with the following new subsection (a) to read as follows:

“(a) bonuses (other than any half-month bonus);”

2. By further amending Section 1.19, Eligible Compensation, to remove the word “and” and the “.” at the end of Sections 1.19(j) and (k) respectively, insert “; and” at the end of Section 1.19(k) and insert a new section 1.19(l) as follows:

“(k) tool allowance.”

3. By deleting Sections 3.1(a)(3) and 3.1(c)(3) in their entirety and inserting the following placeholder for convenience:

“(3) [Reserved]”

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment No. 6 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ TERI P. MCCLURE	/s/ MICHAEL L. ESKEW
Teri P. McClure	Michael L. Eskew
Secretary	Chairman
Date: November 7, 2006	Date: November 7, 2006